SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported): March 14, 2003

IMPATH INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27750 (Commission File Number)	13-3459685 (I.R.S. Employer Identification No.)

521 West 57th Street, New York, New York (Address of Principal Executive Offices)	10019 (Zip Code)

(212) 698-0300 (Registrant’s Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

        Effective March 14, 2003, IMPATH Inc. (the “Company”) has begun the process of discontinuing its non-core, regional histology services product offering, and will be transferring certain services to its Los Angeles laboratory. As a result of this decision, the Company will be closing its Cypress, California facility. This closure will result in a workforce reduction of approximately 80 employees.

        The decision to close the Cypress facility was based on a review of the Company’s business and strategic initiatives and an evaluation of operational efficiencies and expenses. The Company remains committed to providing efficient, cost effective services and strengthening its overall organization through operational excellence.

        In connection with the facility closing, the Company has delivered notices to affected employees and local and state governmental agencies as required by applicable law, including the State and Federal WARN Act. The Cypress facility is expected to be fully closed on or about May 13, 2003. The Company does not expect the facility closing to have a material impact on its financial statements, nor will it affect the operations of the Company’s core laboratories in Los Angeles, New York or Phoenix.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2003

IMPATH INC.

By:	/s/ Richard Rosenzweig —————————————— Name: Richard Rosenzweig Title: Secretary and General Counsel

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